                                                                       Exhibit 2



                             SHAREHOLDERS AGREEMENT
                             ----------------------

     This SHAREHOLDERS AGREEMENT ("Agreement") is dated as of December 22, 1998, by and among Samstock, L.L.C., a Delaware limited liability company, and EGI-Davel Investors, L.L.C., a Delaware limited liability company (collectively, "Investor"), David R. Hill, an individual residing in the State of Florida ("Shareholder"), and, solely for purposes of Sections 2(a), 2(b), 3, 4, 6 and 8 through 19 of this Agreement, Davel Communications, Inc., a Delaware corporation (the "Company"), and, solely for purposes of consenting to the amendment and restatement of the Original Agreement (as defined below), Davel Communications Group, Inc., an Illinois corporation ("Old Davel"). Investor, Shareholder and Old Davel are parties to a Shareholders Agreement dated as of June 29, 1998 (the "Original Agreement"). The parties desire to amend and restate the Original Agreement as set forth herein for the purpose, among others, of substituting the Company for Old Davel for all purposes of the Original Agreement.

                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS, Investor and Old Davel are parties to a Stock Purchase Agreement dated May 14, 1998 (the "Company Stock Purchase Agreement") pursuant to which, among other things, Old Davel issued and sold, and Investor purchased from Old Davel, 1,000,000 shares of common stock, no par value, of Old Davel ("Old Davel Common Stock");

     WHEREAS, Investor and Shareholder are parties to a Stock Purchase Agreement dated May 14, 1998 (the "Shareholder Stock Purchase Agreement") pursuant to which, among other things, Shareholder sold, and Investor purchased from Shareholder, 500,000 shares of Old Davel Common Stock;

     WHEREAS, Investor and certain directors and members of management of the Company (the "Management Shareholders") are parties to a Stock Purchase Agreement pursuant to which, among other things, the Management Shareholders sold, and Investor purchased from the Management Shareholders, 123,900 shares of Old Davel Common Stock (such Stock Purchase Agreement, together with the Company Stock Purchase Agreement and the Shareholder Stock Purchase Agreement, the "Stock Purchase Agreements");

     WHEREAS, the closing of the transactions contemplated by each of the Stock Purchase Agreements occurred concurrently with the execution and delivery of the Original Agreement;

     WHEREAS, it was a condition to the obligations of Investor to effect the transactions contemplated by the Company Stock Purchase Agreement that the Original Agreement be executed and delivered by Investor and Shareholder;

     WHEREAS, as of the date of this Agreement, Old Davel has consummated a business combination (the "Business Combination") pursuant to which it has become an indirect, wholly owned subsidiary of the Company, all of the outstanding shares of Old Davel Common Stock have been exchanged for shares of common stock, par value $.01 per share, of the Company (the "Common Stock") and the Company has succeeded to the business of Old Davel;

     WHEREAS, giving effect to the closing of the Business Combination, each of Investor and Shareholder beneficially owns the number of shares of Common Stock, and options to purchase shares of Common Stock, set forth opposite its name on Exhibit A hereto; and

                                                                     (Exhibit 2)


     WHEREAS, capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Investment Agreement.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

     Section 1.  Certain Definitions

     "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such first Person. As used in this definition "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

     "business day" means any day that is not a Saturday, a Sunday or a legal holiday on which banking institutions in the State of Illinois are not required to be open.

     "Investment Agreement" means the Investment Agreement dated as of the date hereof among the Company, Investor, Shareholder and Old Davel.

     "Market Price" means the average of the closing prices of the Common Stock on the NASDAQ Stock Market (or, if not trading on the NASDAQ Stock Market, such other securities exchange or over the counter market on which the Common Stock is then trading) on the 20 consecutive Trading Days immediately preceding the date of determination.

     "Permitted Transferee" means:

     (i) with respect to the Transfer of Shares by Investor, any person that is an Affiliate of Samuel Zell or an Affiliate of any one or more trusts established for the benefit of Samuel Zell and/or members of his family; and

     (ii) with respect to any Transfer of Shares by Shareholder, (A) any Shareholder Family Entity, (B) any charitable organization as defined under
     Section 501(c)(3) of the Internal revenue Code of 1986, as amended, and (C) any other charitable organization(s), provided Shareholder does not Transfer to any such other charitable organization(s) in the aggregate over the term of this Agreement more than ten percent (10%) of the Shares in any single Transfer or series (related or unrelated) of Transfers.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, governmental entity or other entity.

     "Public Sale" means a bona fide sale of Shares either (i) in "broker's transactions" within the meaning of Section 4(4) of the Securities Act of 1933, as amended (the "Securities Act"), (ii) in transactions directly with a "market maker" as that term in defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended, (iii) otherwise pursuant to Rule 144 of the Securities Act, or (iv) through a registered offering pursuant to an effective registration statement under the Securities Act.

                                                                     (Exhibit 2)


     "Shares" means all shares of Company Voting Securities, whether now owned or hereafter acquired.

     "Shareholder Family Entity" means Shareholder's spouse and descendants and any corporation, partnership, limited liability company, trust, or other legal entity controlled by Shareholder and wholly owned beneficially and of record by Shareholder and/or Shareholder's spouse, children, grandchildren, parents, siblings, in-laws, nieces and/or nephews or a trust established for any of their benefit, provided such trust is controlled by Shareholder or Shareholder's representative, or principal heir or legatee.

     "Trading Day" means any day on which the NASDAQ Stock Market is open for trading.

     "Transfer" means any voluntary or involuntary, direct or indirect, transfer, sale, assignment, donation, pledge, hypothecation, issuance, grant of a security interest in or other disposition or attempted disposition of Shares or any right or interest whatsoever therein, including, without limitation, by operation of law or otherwise, whether with or without consideration or value, and whether for cash, other securities or other property and specifically including any share for share or similar exchange; provided, however, that:

         (i) any pledge or hypothecation of or grant of security interest in Shares by Shareholder which is either approved by Investor in writing prior to the pledge, hypothecation or grant of security interest or is effected by Investor or any Affiliate of Investor shall not constitute a "Transfer" of Shares for any purpose under this Agreement; and

         (ii) any Transfer effected as a result of Shareholder's death, pursuant to the laws of descent and distribution, by operation of law or otherwise, to Shareholder's spouse, children, grandchildren, parents, siblings, in-laws, nieces and/or nephews or a trust established for any of their benefit, shall not constitute a "Transfer" of Shares for any purpose under this Agreement, provided each transferee of Shares executes a counterpart to this Agreement, whereupon such transferee shall hold such Shares subject to all of the provisions of this Agreement, as if the transferor were the holder of Shares held by the transferee.

                                                                     (Exhibit 2)


     Section 2.  Restrictions on Transfer and Related Matters/Permitted
                 ------------------------------------------------------
                 Transferees
                 -----------

                 (a) Neither Investor nor Shareholder shall Transfer any Shares except for a Transfer to a Permitted Transferee pursuant to Section 2(b) or, subject to Section 6, a Transfer pursuant to Section 3, 4, or 5, as applicable, or pursuant to the exercise of registration rights under Section 5.3 of the Investment Agreement. If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be void ab initio; and the Company shall refuse to recognize any such purported transferee of Shares as a holder of such Shares for any purpose. Notwithstanding anything to the contrary in this Agreement, the rights of Investor and Shareholder to acquire any Shares pursuant to their respective rights in Section 3 and 4 shall be subject to compliance with their respective obligations under Article III of the Investment Agreement.

                 (b) Notwithstanding anything to the contrary in Section 2(a) hereof, for purposes of this Agreement, Shareholder and Investor may Transfer Shares to a Permitted Transferee of Shareholder and Investor, respectively, without complying with the provisions of Sections 3, 4, 5 or 6. As a condition to the effectiveness of any Transfer of Shares to a Permitted Transferee, the Permitted Transferee shall execute a counterpart to this Agreement, whereupon the Permitted Transferee shall hold Shares subject to all of the provisions of this Agreement, as if the Permitted Transferee was the Person who transferred the Shares actually held by the Permitted Transferee.

        Section 3. Right of First Offer on Private Transfer. In the event either Shareholder or Investor (in either case, the "Offeror") wishes to sell for cash in a bona fide transaction with an independent third party, whether or not any third party has made an offer to purchase any of the Offeror's Shares, all or any portion of the Shares now owned or hereafter acquired by the Offeror, other than in a Public Sale, the Offeror shall first notify Investor or Shareholder, as the case may be (in either case, the "Offeree") and the Company in writing (the "Notice of Intended Sale") of the number of Shares for sale by the Offeror (the "Offered Shares") and the terms of sale other than the purchase price. The Offeree shall promptly engage in discussions with the Offeror, for a period not to exceed ten (10) business days from the date of receipt by the Offeree and the Company of the Notice of Intended Sale, to mutually agree on a purchase price for the Offered Shares. No later than the end of such ten (10) business day period, the Offeree shall notify the Offeror in writing of the price the Offeree proposes to pay for all, but not less than all, of the Offered Shares (the "Offeree Proposed Price"). Within two (2) business days of the receipt of notice of the Offeree Proposed Price, the Offeror shall notify the Offeree in writing whether it or he will sell the Offered Shares to the Offeree at the Offeree Proposed Price in cash and on the other proposed terms of sale. If, within three (3) business days of receipt by the Offeree and the Company of the Notice of Intended Sale, the Offeree notifies the Offeror and the Company that it or he does not wish to purchase the Offered Shares, then the Company shall promptly (i) notify the Offeror that it does not wish to purchase the Offered Shares, or (ii) engage in discussions with the Offeror, for a period not to exceed ten (10) business days from the date of receipt of such notice from the Offeree, to mutually agree on a purchase price for the Offered Shares. No later than the end of such ten (10) business day period, the Company shall notify the Offeror in writing of the price the Company proposes to pay for all, but not less than all, of the Offered Shares (the "Company Proposed Price"). Within two (2) business days of the receipt of notice of the Company Proposed Price, the Offeror shall have the right to notify the Company in writing whether it or he will sell the Offered Shares to the Company at the Company Proposed Price in cash and on the other proposed terms of sale. If the Company

                                                                     (Exhibit 2)


notifies the Offeror that it does not wish to purchase the Offered Shares or if the Company does wish to purchase the Offered Shares, and the Offeror does not wish to sell all (and not less than all) of the Offered Shares to the Company at the Company Offered Price, the Offeror shall be free for a period of ninety (90) days thereafter to complete a sale of all (but not less than all) of the Offered Shares to any Person at a price that exceeds either the Offeree Proposed Price or the Company Proposed Price, as the case may be, if any, in cash and on substantially the same terms as set forth in the Offeror's Notice of Intended Sale. If such a sale is not consummated within such ninety (90) day period by the Offeror, the Offered Shares shall again be subject to a right of first offer by the Offeree and the Company under the provisions of this Section 3. Except as provided herein, Investor and Shareholder shall be bound by the restrictions and limitations imposed by this Agreement after any Notice of Intended Sale is given and whether or not any sale pursuant thereto actually occurs. In the event any Offeree exercises its or his rights to purchase shares of Common Stock pursuant to any Notice of Intended Sale, the Offeree and the Offeror shall, as promptly as practicable and as a condition to their respective obligations hereunder, enter into such agreements and deliver such documents to one another as shall be necessary for the sale of Shares as contemplated hereby.

     Section 4. Right of First Offer on Public Sale In the event that either Investor or Shareholder (in either case, the "Offeror") wishes to sell for cash in a Public Sale all or any portion of the Shares now owned or hereafter acquired by the Offeror, whether or not any third party has made an offer to purchase any of the Offeror's Shares, the Offeror shall first notify Investor or Shareholder, as the case may be (the "Offeree"), and the Company in writing (the "Notice of Intended Sale") of the number of Shares for sale by the Offeror (the "Offered Shares"). The Offeree thereupon shall have the right to purchase all or any part of the Offered Shares for cash at their Market Price determined as of the last Trading Day immediately prior to the date of the Offeree's receipt of the Notice of Intended Sale. In order to exercise the purchase rights, within three (3) business days (one (1) business day in the event of a proposed Public Sale of no more than 10,000 Shares in the aggregate) after receiving the Notice of Intended Sale from the Offeror, the Offeree shall deliver to the Offeror and the Company a written election ("Election Notice") to purchase so many of the Offered Shares as it or he may desire to purchase. If the Offeree does not exercise the purchase rights with respect to all of the Offered Shares within the time period as provided herein or fails to deliver the Election Notice within the time period provided, the Company shall have the right to purchase all (but not less than all) of the Offered Shares at the proposed price in cash and on the other proposed terms of sale. In order to exercise its purchase rights, within three (3) business days (one (1) business day in the event of a proposed sale of no more than 10,000 Shares in the aggregate) after the expiration of the time period applicable to the Offeree, the Company shall deliver to the Offeror a written election (the "Election Notice") to purchase all of the Offered Shares. If the Company does not exercise its purchase rights with respect to all (and not less than all) of the Offered Shares within the time period as provided herein with respect to all of the Offered Shares, or fails to deliver the Election Notice within the time period provided, the Offeror shall be free for a period of twenty (20) Trading Days thereafter to complete a Public Sale of that number of Offered Shares with respect to which the Offeree and the Company failed to exercise their purchase rights. If such Public Sale is not consummated within such twenty (20) Trading Day period by the Offeror, the Offered Shares shall again be subject to a right of first offer by the Offeree and the Company under the provisions of this Section 4. Except as provided herein, Investor and Shareholder shall be bound by the restrictions and limitations imposed by this Agreement after any Notice of Intended Sale is given and whether or not any sale pursuant thereto actually occurs. In the event any Offeree exercises its or his rights to purchase shares of Common Stock pursuant to any Notice of

                                                                     (Exhibit 2)


Intended Sale, the Offeree and the Offeror shall, as promptly as practicable and as a condition to their respective obligations hereunder, enter into such agreements and deliver such documents to one another as shall be necessary for the sale of Shares as contemplated hereby. Notwithstanding anything to the contrary in this Section 4, in the event that after the Offeree's receipt of the Notice of Intended Sale and prior to the earlier of (i) the Offeror's receipt of the Election Notice or (ii) 5:00 p.m. Eastern Time on the fourth (4th) day following the Offeree's receipt of the Notice of Intended Sale, the Market Price of the Shares increases or decreases by ten percent (10%) or more as compared to the Market Price on the last Trading Day immediately prior to the date of the Offeree's receipt of the Notice of Intended Sale, the Offeror shall have the right to withdraw its Notice of Intended Sale by written notice to the Offeree and the Company, in which event the Notice of Intended Sale actually delivered by the Offeror to the Offeree and the Company shall be deemed for all purposes under this Section 4 as never having been delivered to the Offeree and the Company.

     Section 5. Co-Sale Rights In addition to the rights of Investor, Shareholder and the Company set forth in Section 3 above, in the event that either Investor or Shareholder (in either case, the "Selling Holder") enters into an agreement to sell to any person other than a Permitted Transferee (and other than with the Company pursuant to Section 3 or Section 4) or group of any such persons, in a single transaction or related series of transactions, other than a Public Sale, such number of Shares as equals or exceeds more than ten percent (10%) of the Shares held by the Selling Holder as of the date hereof (giving effect to the closing of the transactions contemplated by the Stock Purchase Agreements), the Selling Holder shall first notify Investor or Shareholder, as the case may be (the "Tag-Along Holder"), in writing, of the identity of the proposed purchaser(s), the number of Shares proposed to be sold, the proposed purchase price and terms of sale and an estimate of the Transaction Costs (as defined below) (which estimate shall be a reasonably determined estimate but otherwise shall not be binding on the Selling Holder and shall have no effect on Investor's or Shareholder's rights or obligations under this
Section 5). The Tag-Along Holder thereupon shall have the right to participate in the proposed sale at the same net price per share and other terms and conditions of sale as offered to the Selling Holder. In order to exercise the co-sale rights, the Tag-Along Holder, within ten (10) business days after receiving notice from the Selling Holder, shall deliver to the Selling Holder a written election to participate in the sale to the extent allowed by this
Section 5. If the Tag-Along Holder has elected to participate in the proposed sale, the Tag-Along Holder shall be entitled to sell in the proposed sale a number of Shares equal to the product of (i) the quotient (the "Co-Sale Fraction") determined by dividing the number of Shares owned by the Tag-Along Holder by the aggregate number of Shares owned by the Selling Holder and the Tag-Along Holder multiplied by (ii) the total number of Shares to be sold by them in the proposed sale. Notwithstanding anything to the contrary in this
Section 5, the sale proceeds to which the Tag-Along Holder would otherwise be entitled by reason of its or his participation in a sale pursuant to this
Section 5 shall be reduced by an amount equal to the product of the Tag-Along Holder's Co-Sale Fraction multiplied by the sum of any costs, fees and expenses, including, without limitation, attorneys', accountants' and investment bankers' fees and expenses (collectively, "Transaction Costs"), reasonably incurred by the Selling Holder in connection with the sale or the exercise of the Tag-Along Holder's rights under this Section 5. The Tag-Along Holder shall, as promptly as practicable and as a condition to its or his participation, enter into such agreements as shall be reasonably requested by the Selling Holder for the sale of its or his Shares in the proposed sale; provided that the Selling Holder shall use reasonable efforts to negotiate indemnities on a several, and not joint, basis, and that in all events any indemnity by the Tag-Along Holder will be limited to the net proceeds received by the Tag-Along Holder (it being

                                                                     (Exhibit 2)


understood that if either or both of these points are not successfully negotiated, the Tag-Along Holder may withdraw its notice of its election to participate in the sale).

     Section 6. Transfers of Company Voting Securities. (a) Except as the same may be approved by a majority of the Disinterested Directors in a specific resolution to such effect adopted prior to the taking of such action, no member of the Investor Group shall, directly or indirectly, sell, transfer or otherwise dispose of any Company Voting Securities to any person or group (other than to another member of the Investor Group) prior to the third anniversary of the date of the Original Agreement in a transaction that would, to the knowledge of the Investor Group, upon consummation of such sale, transfer or disposition, result in such person or group beneficially owning Company Voting Securities that would represent 5% or more of the Combined Voting Power of all Company Voting Securities; provided, however, that any member of the Investor Group shall be entitled to pledge or hypothecate any number of Company Voting Securities to any bank or other financial institution in connection with any bona fide financing transaction involving any member of the Investor Group or any of its Affiliates and, upon any realization of the collateral represented by such pledge or hypothecation, the pledgee shall take and own such Company Voting Securities free and clear of, and not subject to any of the restrictions set forth in, this agreement. Notwithstanding the foregoing, on and after the eleventh business day following commencement of a tender or exchange offer made by a person who is not a member of the Investor Group for outstanding Company Voting Securities, any member of the Investor Group may tender or exchange any Company Voting Securities beneficially owned by it pursuant to such tender or exchange offer if such tender or exchange offer shall have been approved or recommended by a majority of the Disinterested Directors.

             (b) Except as the same may be approved by a majority of the Disinterested Directors in a specific resolution to such effect adopted prior to the taking of such action, no member of the Shareholder Group shall, directly or indirectly, sell, transfer or otherwise dispose of any Company Voting Securities to any person or group (other than to another member of the Shareholder Group) prior to the third anniversary of the date of the Original Agreement in a transaction that would, to the knowledge of the Shareholder Group, upon consummation of such sale, transfer or disposition, result in such person or group beneficially owning Company Voting Securities that would represent 5% or more of the Combined Voting Power of all Company Voting Securities; provided, however, that any member of the Shareholder Group shall be entitled to pledge or hypothecate any number of Company Voting Securities to any bank or other financial institution in connection with any bona fide financing transaction involving any member of the Shareholder Group or any of its Affiliates and, upon any realization of the collateral represented by such pledge or hypothecation, the pledgee shall take and own such Company Voting Securities free and clear of, and not subject to any of the restrictions set forth in, this Agreement. Notwithstanding the foregoing, on and after the eleventh business day following commencement of a tender or exchange offer made by a person who is not a member of the Shareholder Group for outstanding Company Voting Securities, any member of the Shareholder Group may tender or exchange any Company Voting Securities beneficially owned by it pursuant to such tender or exchange offer if such tender or exchange offer shall have been approved or recommended by a majority of the Disinterested Directors.

     Section 7. Board Seats. So long as Shareholder is entitled to designate directors in accordance with the provisions of Section 4.5 of the Investment Agreement, Investor shall

                                                                     (Exhibit 2)


vote all Company Voting Securities owned of record by Investor or with respect to which Investor has voting control in favor of the election of Shareholder's nominees to the Company's Board of Directors and the Independent Director nominees chosen in accordance with the terms of the Investment Agreement. So long as Investor is entitled to designate directors in accordance with the provisions of Section 4.4 of the Investment Agreement, Shareholder shall vote all Company Voting Securities owned of record by Shareholder or with respect to which Shareholder has voting control in favor of the election of Investor's nominees to the Company's Board of Directors and the Independent Director nominees chosen in accordance with the terms of the Investment Agreement.

     Section 8. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, to the appropriate address or telecopy number set forth below (or at such other address or telecopy number for a party as shall be specified by like notice):

                    if to Investor:

                    Samstock, L.L.C.
                    Two N. Riverside Plaza
                    Chicago, IL  60606
                    Attention: F. Philip Handy
                    Telecopy Number: (312) 454-1671

                    with a copy to:

                    Rosenberg & Liebentritt, P.C.
                    Two N. Riverside Plaza
                    Chicago, IL  60606
                    Attention: President
                    Telecopy Number: (312) 454-0335

                    if to the Company:

                    Davel Communications Group, Inc.
                    1429 Massaro Boulevard
                    Tampa, Florida  33619
                    Attention: Robert D. Hill
                    Telecopy Number: (813) 626-9610

                    with a copy to:

                    Kirkland & Ellis
                    200 E. Randolph Drive
                    Chicago, IL 60601
                    Attention: R. Scott Falk
                    Telecopy Number: (312) 861-2200

                                                                     (Exhibit 2)



                    with an additional copy to:

                    Davel Communications Group, Inc.
                    1429 Massaro Boulevard
                    Tampa, Florida 33619
                    Attention: Theodore C. Rammelkamp, Jr.
                    Telecopy Number: (813) 626-9610

                    If to Shareholder:

                    Mr. David R. Hill
                    1429 Massaro Boulevard
                    Tampa, Florida 33619
                    Telecopy Number: (813) 626-9610

     Section 9. Termination. Unless this Agreement specifically provides for earlier or later termination with respect to any particular right or obligation, this Agreement shall terminate and be of no further force and effect (i) in the case of Investor, if Investor and its Permitted Transferees shall, at any time, cease to own in the aggregate Company Voting Securities representing at least five percent (5%) of all Company Voting Securities outstanding or (ii) in the case of Shareholder, if Shareholder and its Permitted Transferees shall, at any time, cease to own in the aggregate Company Voting Securities representing at least five percent (5%) of all Company Voting Securities outstanding.

     Section 10. Remedies. Any party having rights under this Agreement may enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and, accordingly, in addition to all other remedies available to any party, such party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violation of, the provisions of this Agreement.

     Section 11. Entire Agreement. This Agreement (including the documents referred to herein) (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and (b) is not intended to confer upon any Person other than the parties rights or remedies. Without limiting the generality of the foregoing, this agreement amends and restates the Original Agreement in its entirety.

     Section 12. Amendments; Waivers. (a) This Agreement may not be modified or amended except by an instrument or instruments in writing signed by each of Investor, Shareholder and the Company.

                  (b) The failure of any party hereto to comply with any representation, warranty, covenant or agreement contained in this Agreement may be waived only by a written instrument signed by the party granting such waiver. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation,

                                                                     (Exhibit 2)


warranty, covenant or agreement contained in this Agreement, and no failure by any party to take any action with respect to any breach of this Agreement or default by any other party shall constitute a waiver of such party's right to enforce any provision hereof or to take any such action. The waiver by any party hereto of a breach of any provision hereunder shall not operate as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     Section 13. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same Agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     Section 14. Severability. Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

     Section 15. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     Section 16. Binding Effect; Benefit, Non-Circumvention. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto, and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. No shareholder shall take any action, alone or in concert with any other Person, to circumvent any of the provisions of this Agreement.

     Section 17. Assignment. Neither this Agreement nor any of the rights, interest or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Investor may assign any of or all of its rights and obligations under this Agreement to any person that is an Affiliate of Samuel Zell or an Affiliate of any one or more trusts established for the benefit of Samuel Zell and/or members of his family without the consent of any other party, and Shareholder may assign any of or all of his rights and obligations under this Agreement to one or more Affiliates of Shareholder (including any Shareholder Family Entity) without the consent of any other party; provided that, in each case, such person or persons shall have executed and delivered a joinder to this Agreement and agreed to be bound by the terms and conditions hereof. Subject to the preceding sentence, this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

                                                                     (Exhibit 2)


     Section 18. Interpretation. The headings contained in this Agreement are inserted for convenience of reference only and shall not affect in anyway the meaning or interpretation of this Agreement. All references to a Section, Article, Schedule or Exhibit contained herein mean Sections, Articles, Schedules or Exhibits of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

     Whenever the words "include", includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     Section 19. Consent to Jurisdiction. Each party hereto irrevocably submits to the nonexclusive jurisdiction of (a) the state courts of the State of Illinois and (b) any federal district court in the State of Illinois for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby.

                                                                     (Exhibit 2)



     IN WITNESS WHEREOF, the undersigned have executed this Shareholders Agreement as of the day and year first above written.


                                            SAMSTOCK, L.L.C.


                                            ____________________________________
                                            By:


                                            EGI-DAVEL INVESTORS, L.L.C.

                                            ____________________________________
                                            By:



                                            ____________________________________
                                            David R. Hill, individually



                                            DAVEL COMMUNICATIONS, INC.


                                            ____________________________________
                                            By:



                                            DAVEL COMMUNICATION GROUP, INC.


                                            ____________________________________
                                            By:

                                                                     (Exhibit 2)


                                                                       EXHIBIT A
                                                                       ---------

                    OWNERSHIP OF DAVEL COMMUNICATIONS, INC.
                            COMMON STOCK AND OPTIONS

Investor Shares:

            Samstock, L.L.C.:


            EGI-Davel Investors, L.L.C.:






Shareholder Shares:



Shareholder Options Schedule

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  Options Date                     Option Price     Shares           Shares
  ------------      Exp. Date      ------------     Outstanding      Exercisable
                    ---------                       -----------      -----------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------